Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report On Form 10-K of Datone, Inc. (the "Company") for the year ending December 31, 2008, I, Joseph J. Passalaqua, Chief Financial Officer/ of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.           Such Annual Report on Form 10-K for the year ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in such Annual Report on Form 10-K for the year ending December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 3, 2009	DATONE, INC.

	By:	/s/ Joseph J. Passalaqua
Joseph J. Passalaqua